Exhibit 24.2

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Eduardo Bravo as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to the registration statement of TiGenix on Form F-1 dated October 20, 2016 (Registration No. 333-208693), or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of common stock under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this power of attorney has been signed by the following persons in the capacities and as of the dates indicated.

By :	/s/ June Almenoff	Director	October 20, 2016